Exhibit 21(a)
SUBSIDIARIES OF LAMAR ADVERTISING

Exact Name of Entity as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Lamar Media Corp.	Delaware
Allure Advertising, LLC	South Carolina
Arizona Logos, L.L.C.	Arizona
Ashby Street Outdoor LLC	Delaware
Ashby Street Outdoor CC, LLC	Delaware
Ashby Street Outdoor Holdings LLC	Delaware
Canadian TODS Limited	Nova Scotia, Canada
Colorado Logos, Inc.	Colorado
Delaware Logos, L.L.C.	Delaware
Douglas Outdoor Advertising of GA., LLC	Georgia
Fairway CCO Indiana, LLC	Delaware
Fairway Media Group, LLC	Delaware
Fairway Outdoor Advertising, LLC	Delaware
Fairway Outdoor Funding, LLC	Delaware
Fairway Outdoor Funding Holdings, LLC	Delaware
Florida Logos, LLC	Florida
FMG Outdoor Holdings, LLC	Delaware
FMO Real Estate, LLC	Delaware
Georgia Logos, L.L.C.	Georgia
Interstate Logos, L.L.C.	Louisiana
Interstate Logos TRS, LLC	Delaware
Kansas Logos, Inc.	Kansas
Kentucky Logos, LLC	Kentucky
Lamar Advantage GP Company, LLC	Delaware
Lamar Advantage Holding Company	Delaware
Lamar Advantage LP Company, LLC	Delaware
Lamar Advantage Outdoor Company, L.P.	Delaware
Lamar Advertising of Colorado Springs, L.L.C.	Colorado
Lamar Advertising of Louisiana, L.L.C.	Louisiana
Lamar Advertising of Michigan, Inc.	Michigan
Lamar Advertising of Penn, LLC	Delaware
Lamar Advertising of Puerto Rico, Inc.	Puerto Rico
Lamar Advertising of South Dakota, L.L.C.	South Dakota
Lamar Advertising of Youngstown, Inc.	Delaware
Lamar Advertising Southwest, Inc.	Nevada
Lamar Air, L.L.C.	Louisiana
Lamar Airport Advertising Company	Nevada
Lamar Airport Advertising S/W Joint Venture	Texas
Lamar Canadian Outdoor Company	Ontario, Canada
Lamar Central Outdoor, LLC	Delaware
Lamar Electrical, Inc.	Louisiana
Lamar-Fairway Blocker 1, LLC	Delaware
Lamar-Fairway Blocker 2, LLC	Delaware
Lamar Florida, L.L.C.	Florida

Exact Name of Entity as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Lamar Investments, LLC	Delaware
Lamar Obie Company, LLC	Delaware
Lamar OCI North, L.L.C.	Delaware
Lamar OCI South Corporation	Mississippi
Lamar Ohio Outdoor Holding Corp.	Ohio
Lamar Pensacola Transit, Inc.	Florida
Lamar QRS Receivables, LLC	Delaware
Lamar Service Company, LLC	Delaware
Lamar Tennessee, L.L.C.	Tennessee
Lamar Texas Limited Partnership	Texas
Lamar Transit Advertising Canada Ltd.	British Columbia, Canada
Lamar Transit, LLC	Delaware
Lamar TRS Holdings, LLC	Delaware
Lamar TRS Receivables, LLC	Delaware
Levin Industries, Inc.	Georgia
Louisiana Interstate Logos, L.L.C.	Louisiana
Magic Media/Lamar, LLC	Delaware
Magic Media Real Estate, LLC	Delaware
Maine Logos, L.L.C.	Maine
MCC Outdoor, LLC	Georgia
Michigan Logos, Inc.	Michigan
Minnesota Logos, Inc.	Minnesota
Mississippi Logos, L.L.C.	Mississippi
Missouri Logos, LLC	Missouri
Montana Logos, LLC	Montana
Nebraska Logos, Inc.	Nebraska
Nevada Logos, Inc.	Nevada
New Hampshire Logos, L.L.C.	New Hampshire
New Jersey Logos, L.L.C.	New Jersey
New Mexico Logos, Inc.	New Mexico
Ohio Logos, Inc.	Ohio
Oklahoma Logos, L.L.C.	Oklahoma
Olympus Media/Indiana, LLC	Delaware
Outdoor Marketing Systems, L.L.C.	Pennsylvania
Outdoor Promotions West, LLC	Delaware
QMC Transit, Inc.	Puerto Rico
SHL-TR6/LI, LLC	Georgia
Sky High Murals-Colossal Media, Inc.	New York
South Carolina Logos, Inc.	South Carolina
Tennessee Logos, Inc.	Tennessee
The Lamar Company, L.L.C.	Louisiana
TLC Farms, L.L.C.	Louisiana
TLC Properties II, LLC	Texas
TLC Properties, Inc.	Louisiana
TLC Properties, L.L.C.	Louisiana
Triumph Outdoor Holdings, LLC	Delaware
Triumph Outdoor Rhode Island, LLC	Delaware

Exact Name of Entity as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Utah Logos, Inc.	Utah
Virginia Logos, LLC	Virginia
Washington Logos, L.L.C.	Washington
Wisconsin Logos, LLC	Wisconsin
Whiteway Outdoor Advertising, LLC	Georgia